Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 33-24619 dated October 10, 1988, No. 33-45993 dated February 24, 1992, No. 33-87052 dated December 5, 1994 and No. 33-57978 dated March 30, 2001)
pertaining to the Invacare Corporation stock option plans, of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Invacare Corporation and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                              ERNST & YOUNG LLP


Cleveland, Ohio
March 30, 2001.